Exhibit 99.1

Media Contacts:
For Southside	For First Bank & Trust East Texas
Ashley Fettig	Jay Shands
(903) 531-7158	(936) 829-4721
ashley.fettig@southside.com	jshands@fbtet.com
June 12, 2017
Southside Bancshares, Inc. and Diboll State Bancshares, Inc. to Merge
Southside Expands East Texas Footprint
TYLER and DIBOLL, Texas, June 12, 2017 - Southside Bancshares, Inc. (Nasdaq: SBSI), parent company of Tyler, Texas-based Southside Bank, and Diboll State Bancshares, Inc., the holding company for Diboll, Texas-based First Bank & Trust East Texas, announced today that they have signed a definitive agreement under which Diboll State Bancshares, Inc. will merge into Southside Bancshares, Inc. and First Bank & Trust East Texas will merge into Southside Bank. The combined company will have nearly $7 billion in assets.
Under the terms of the agreement, Diboll State Bancshares, Inc. shareholders will receive, in aggregate, 5,535,000 shares of Southside common stock and up to $25 million in cash. Based on Southside Bancshares, Inc.’s closing stock price of $35.01 on June 12, 2017, the value of consideration to Diboll State Bancshares, Inc. shareholders would be $218.8 million in the aggregate.
“We are excited to partner with a superb bank like First Bank & Trust East Texas. This merger is an excellent growth opportunity to further expand our footprint in the dynamic East Texas market, complementing our presence in North Texas and Austin,” said Lee Gibson, President and CEO of Southside Bank and Southside Bancshares, Inc. “Jay Shands and the First Bank & Trust East Texas leadership team have built a strong organization focused on providing exceptional customer service and an unwavering commitment to communities. Our companies share many of the same values, making this merger a natural fit from a geographic, cultural, financial and strategic standpoint.”
The merger has been unanimously approved by the boards of directors of both companies and is expected to close during the fourth quarter of 2017, after receipt of regulatory approvals, the approval of the shareholders of Diboll State Bancshares, Inc. and the satisfaction of other customary closing conditions. The combined entity will operate under the names Southside Bancshares, Inc. and Southside Bank.

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Following the closing of the merger, two Diboll State Bancshares, Inc. board members will join the Southside board, which will be expanded to 17 members. Diboll State Bancshares, Inc.’s executive management team will remain in place after the merger, assuring the continuity of local decision making. Diboll State Bancshares, Inc. executives will assume the following titles: Jay Shands - Regional President, East Texas; Trey Denman - Executive Vice President; Jim Denman - Executive Vice President.
“We are excited about the opportunity to join Southside, as both companies operate strong community banking models,” said Jay Shands, Chairman, President and CEO of Diboll State Bancshares, Inc. “Bringing together our companies will help provide our customers and employees a broader suite of products and services, increased branch locations and greater financial support to execute our strategy. This merger is a great outcome for our shareholders and positions us well for sustainable success over the long term.”
The transaction is expected to be accretive to earnings per share in the first full year after closing. Both Southside Bank and First Bank & Trust East Texas are well-capitalized banks and the pro forma company is expected to be well-capitalized following the transaction.
Southside Bancshares, Inc. was advised in this transaction by Keefe, Bruyette & Woods, A Stifel Company, as financial advisor and Alston & Bird LLP as legal counsel. Diboll State Bancshares, Inc. was advised by Hovde Group, LLC as financial advisor and Fenimore, Kay, Harrison & Ford, LLP as legal counsel.
In addition to the information contained in this press release, on June 12, 2017, Southside will publish a presentation to investors regarding the transaction on its website at www.southside.com.
Conference Call
Southside will host a conference call for analysts and investors on Tuesday, June 13, 2017 at 9:00 a.m. CDT.  The call can be accessed by dialing (844) 775-2540 and by identifying the conference ID number 38296669 or by identifying “Southside Bancshares, Inc., Merger with Diboll State Bancshares, Inc. Announcement Call.”  To listen to the call via webcast, register at www.southside.com/about/investor-relations.  For those unable to listen to the conference call live, a recording of the conference call will be available from approximately 12:00 noon CDT June 13, 2017 through June 25, 2017 by accessing the company website, www.southside.com/about/investor-relations.
About Southside Bancshares, Inc.
Southside Bancshares, Inc. is a bank holding company with approximately $5.7 billion in assets that owns 100% of Southside Bank. Southside Bank currently has 60 banking centers in Texas and operates a network of 70 ATMs.

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To learn more about Southside Bancshares, Inc., please visit our investor relations website at https://www.southside.com/about/investor-relations/. Our investor relations site provides a detailed overview of our activities, financial information and historical stock price data. To receive e-mail notification of company news, events and stock activity, please register on the E-mail Notification portion of the website. Questions or comments may be directed to Suni Davis at (903) 531-7235, or suni.davis@southside.com.
About Diboll State Bancshares, Inc.
Diboll State Bancshares, Inc. is the holding company for First Bank & Trust East Texas, a financial institution headquartered in Diboll, Texas. First Bank & Trust East Texas operates 17 branches in East Texas. It was founded in 1953 and as of March 31, 2017 had $1.0 billion in assets. Additional information is available at http://www.fbtet.com/.
Forward-Looking Statements
Certain statements of other than historical fact that are contained in this document and in other written material, press releases and oral statements issued by or on behalf of Southside Bancshares, Inc. or Diboll State Bancshares, Inc. may be considered to be “forward-looking statements” within the meaning of and subject to the protections of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management's views as of any subsequent date. These statements may include words such as “expect,” “estimate,” “project,” “anticipate,” “appear,” “believe,” “could,” “should,” “may,” “likely,” “intend,” “probability,” “risk,” “target,” “objective,” “plans,” “potential,” and similar expressions. Forward-looking statements are statements with respect to Southside Bancshares, Inc.’s or Diboll State Bancshares, Inc.’s beliefs, plans, expectations, objectives, goals, anticipations, assumptions, estimates, intentions and future performance and are subject to significant known and unknown risks and uncertainties, which could cause Southside Bancshares, Inc.’s or Diboll State Bancshares, Inc.’s actual results, respectively, to differ materially from the results discussed in the forward-looking statements. For example, statements about the proposed merger involving Southside and Diboll, including future financial and operating results, Southside’s and Diboll’s plans, objectives, expectations and intentions, the expected timing of completion of the merger and other statements are not historical facts. Among the key factors that could cause actual results to differ materially from those indicated by such forward-looking statements are the following: (i) the ability to obtain the requisite Diboll shareholder approval; (ii) the risk that a regulatory approval that may be required for the proposed merger is not obtained or is obtained subject to conditions that are not anticipated; (iii) the risk that a condition to the closing of the merger may not be satisfied; (iv) the timing to consummate the proposed merger; (v) the risk that the businesses will not be integrated successfully; (vi) the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; (vii) disruption from the transaction making it more difficult to maintain relationships with customers, employees or vendors; (viii) the diversion of management time on merger-related issues; and (ix) liquidity risk affecting Southside’s and Diboll’s abilities to meet its obligations when they come due.

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Additional information concerning Southside Bancshares, Inc., including additional factors that could materially affect its financial results, is included in Southside Bancshares, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2016 under “Business” and Item 1A “Risk Factors,” and in Southside Bancshares, Inc.’s other filings with the Securities and Exchange Commission. Southside Bancshares, Inc. disclaims any obligation to update any factors or to announce publicly the result of revisions to any of the forward-looking statements included herein to reflect future events or developments, except to the extent required by law.
Additional Information
Southside Bancshares, Inc. will file a registration statement on Form S-4 with the SEC in connection with the proposed transaction. The registration statement will include a proxy statement of Diboll State Bancshares, Inc. that will also constitute a prospectus of Southside Bancshares, Inc. After the registration statement is declared effective by the SEC, a definitive proxy statement/prospectus will be delivered to the shareholders of Diboll State Bancshares, Inc. SOUTHSIDE BANCSHARES, INC. AND DIBOLL STATE BANCSHARES, INC. URGE INVESTORS AND SECURITY HOLDERS TO READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION WHEN IT BECOMES AVAILABLE, AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain (when available) copies of all documents filed with the SEC regarding the transaction, free of charge, at the SEC’s website (www.sec.gov). You may also obtain these documents, free of charge, from: (i) Southside Bancshares, Inc.’s website (www.southside.com) under the tab “Investor Relations,” and then under the tab “Documents”; (ii) Southside Bancshares, Inc. upon written request to Corporate Secretary, P.O. Box 8444, Tyler, Texas 75711; or (iii) Diboll State Bancshares, Inc. upon written request to Jay Shands at 104 North Temple Drive, Diboll, TX 75941.

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